SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2026

BALLSTON SPA BANCORP, INC.

(Exact name of registrant as specified in its charter)

New York	333-291808	74-2245601
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

990 State Route 67, Ballston Spa, NY	12020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (518) 363-8199

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $12.50 per share	BSPA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2026, Ballston Spa Bancorp, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Subordinated Note Purchase Agreements”) with certain qualified institutional buyers and institutional accredited investors (collectively, the “Subordinated Note Purchasers”) pursuant to which the Company issued $26.0 million in aggregate principal amount of its 7.375% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Subordinated Notes”) at a price equal to 100% of the principal amount. The Subordinated Note Purchase Agreements include customary representations, warranties, and covenants. The representations, warranties, and covenants contained in the Subordinated Note Purchase Agreements were made only for purposes of the Subordinated Note Purchase Agreements and as of specific dates, were solely for the benefit of the parties to the Subordinated Note Purchase Agreements, and are not representations of factual information to investors about the Company or its subsidiaries.

The Subordinated Notes were offered and sold by the Company to the Subordinated Note Purchasers in a private placement transaction in reliance on the Section 4(a)(2) exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder. The Company intends to use the proceeds from the offering for general corporate purposes.

The Subordinated Notes mature on April 1, 2036 and bear interest at a fixed annual rate of 7.375%, payable quarterly in arrears, to but excluding April 1, 2031. From and including April 1, 2031 to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per annum initially equal to the then-current three-month Secured Overnight Financing Rate plus 378 basis points, payable quarterly in arrears. The Company is entitled to redeem the Subordinated Notes, in whole or in part, any time on or after April 1, 2031 and to redeem the Subordinated Notes at any time in whole upon certain other events. Any redemption of the Subordinated Notes will be subject to prior regulatory approval to the extent required.

The Subordinated Notes are not subject to any sinking fund and are not convertible into or, other than with respect to the Exchange Notes, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Subordinated Notes are not subject to redemption at the option of the holders. The Subordinated Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Subordinated Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Subordinated Notes are intended to qualify as Tier 2 capital for regulatory capital purposes.

The form of Subordinated Note Purchase Agreement and the form of Subordinated Note are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Subordinated Note Purchase Agreement and the Subordinated Notes are not complete and are qualified in their entirety by reference to the complete text of the relevant exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth and incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On March 25, 2026, the Company issued a press release announcing the completion of the offering of the Subordinated Notes, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
4.1	Form of Subordinated Note (incorporated by reference to Exhibit A-1 and Exhibit A-2 to Exhibit 10.1)
10.1	Form of Subordinated Note Purchase Agreement
99.1	Press Release, dated March 25, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALLSTON SPA BANCORP, INC.

DATE: March 25, 2026	By:	/s/ Christopher Dowd
Christopher Dowd
President and Chief Executive Officer